Exhibit 13(a)

CERTIFICATION

April 14, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2013 (the “Report”) solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Patrizio Graziani, the Chairman of the Board of Directors of Nortel Inversora S.A., certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Nortel.

/s/ Patrizio Graziani
Name: Patrizio Graziani Chairman of the Board of Directors*

*	Our Chairman of the Board of Directors, who under Argentine law is also our President, acts as both the principal executive officer and principal financial officer.